UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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MobileIron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders,

In 2019, MobileIron delivered strong financial results by providing industry-leading zero trust security solutions, built on a unified endpoint management foundation. As cyberthreats continue to evolve and employees continue to use their own devices to access business resources, a zero trust security framework is essential to protect data across the perimeter-less enterprise. Last year, we introduced a revolutionary zero sign-on experience that replaces passwords with a secure and frictionless alternative. We see a key opportunity to accelerate this momentum in 2020 and make mobile devices the primary form of authentication to enterprise cloud services.

Financial Review

We ended 2019 with strong financial results as revenue was $205.2 million, up by 6% over 2018. With continued revenue growth, especially as we transition to a subscription-only business model, and industry-leading solutions, we believe MobileIron is primed to further this upward growth trajectory in 2020.

Business Review

In 2019, MobileIron led the market in delivering zero trust security solutions that leverage and complement its strong UEM foundation, including MobileIron Access, MobileIron Threat Defense (MTD), and our latest innovation, Zero Sign-On (ZSO). Throughout the year, we introduced new products and features to help customers address the shifting IT security landscape. Today, MobileIron continues to deliver innovative new products and rapidly expand its cloud offerings. With a focus on helping maintenance customers migrate to the cloud in 2020, MobileIron will drive cloud adoption to ensure customers have seamless access to our latest breakthroughs to secure them in a zero trust world.

As mobile continues to be the center of our universe, we need the ability to work anywhere, on any mobile device or network. In fact, the global mobile workforce is expected to reach 1.87 billion workers by 2022 according to Strategy Analytics. As traditional network perimeters become obsolete, organizations must adopt a “never trust, always verify” approach to enterprise security, known as the zero trust security framework. MobileIron offers the most comprehensive security suite to address this new threat landscape.

In 2019, we focused on how to enable our customers with a zero trust security architecture to significantly reduce the risk of data breaches while providing the best user experience for employees. MobileIron developed solutions that adhered to zero trust principles, giving organizations the ability to dictate and enforce security policies required for a perimeterless enterprise. In May 2019, we announced our zero sign-on solution that uniquely associates the user and their biometric identity with their mobile device, and helps enterprises implement a rigorous security posture –without friction for the end user. The results were well-received among analysts as we – once again – were the only vendor named as a Leader in Gartner's Magic Quadrant for UEM tools as well as a Gartner Peer Insights Customers' Choice, which identifies the best UEM tools as reviewed by customers. Additionally, we were named a Leader in the Forrester Wave for Unified Endpoint Management report, as well as in three separate IDC MarketScape reports, each related to our UEM solution. Notably, MobileIron was also featured as the only UEM vendor and a Strong Performer in the Forrester Wave for Zero Trust eXtended Ecosystem.

MobileIron’s award-winning and industry-leading UEM platform includes passwordless zero sign-on (ZSO), multi-factor authentication (MFA), and mobile threat defense (MTD) capabilities. Together they validate the device, establish user context, check app authorization, verify the network, and detect and remediate threats before granting secure access to a device or user. The result is a seamless, secure user experience that automates access control decisions to ensure that only authorized users, devices, apps, and services can access business resources.

2019 Momentum Lends Opportunity for Growth in 2020

As we enter 2020, I feel confident in the opportunity ahead of us to accelerate this momentum. The quality of our UEM cloud offering, coupled with the unmatched suite of cloud security products, and the shift to working from home and BYOD, makes now the right time to accelerate each of these initiatives. We also see the massive opportunity that our shift from perpetual to subscription licenses will have on our business. In 2020, we will continue our unparalleled focus on our customers, drive innovation through cloud adoption, and ensure our customers and partners have seamless access to our latest breakthroughs to secure them in the zero trust world.

I want to thank our customers, employees, partners and shareholders for their continued support. I look forward to updating you on our progress throughout 2020.

Sincerely,
Simon

Simon Biddiscombe
President and Chief Executive Officer, MobileIron

490 East Middlefield Road
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of MobileIron, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, June 23, 2020 at 1:00 p.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MOBL2020. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

At the Annual Meeting, stockholders will vote on the following matters:

1.	To elect the Company’s Board of Director (the “Board”) nominees, Simon Biddiscombe, Kenneth Klein and James Tolonen to the Board to hold office until the 2023 Annual Meeting of Stockholders.

2.	To hold a non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers.

3.
To hold a non-binding, advisory vote to recommend whether a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

4.	To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

5.	To conduct any other business properly brought before the meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 24, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, June 23, 2020 at 1:00 p.m. Pacific Time online at www.virtualshareholdermeeting.com/MOBL2020.

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/60739U

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 4 identified above, and THREE YEARS for Proposal 3 identified above.

By Order of the Board of Directors

/s/ Simon Biddiscombe

Simon Biddiscombe
President and Chief Executive Officer

Mountain View, California
April 29, 2020

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

490 East Middlefield Road
Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

June 23, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of MobileIron, Inc. (the “Board”), is soliciting your proxy to vote at MobileIron’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, June 23, 2020 at 1:00 p.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MOBL2020 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2019 Annual Report to Stockholders, are being distributed and made available on or about April 29, 2020. As used in this Proxy Statement, references to “we,” “us,” “our,” “MobileIron” and the “Company” refer to MobileIron, Inc. and its subsidiaries.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of three directors nominated by the Board to serve until the 2023 Annual Meeting of Stockholders;
•	A non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers;
•	A non-binding, advisory vote to recommend whether a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years; and
•	Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of MobileIron is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notice on or about May 1, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with the Notice, on or about May 1, 2020.

What proxy materials are available on the Internet?

The 2020 Proxy Statement and 2019 Annual Report to Stockholders are available at https://materials.proxyvote.com/60739U.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2020. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Who can vote at the Annual Meeting?

If you are a stockholder of record, as of the record date, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2020. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2020. On this record date, there were 115,369,759 shares of common stock outstanding and entitled to vote.

How do I vote?

The webcast of the Annual Meeting will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 22, 2020 to be counted.

•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 22, 2020 to be counted.

•
To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

To determine how you may revoke or change your vote submitted by the telephone, Internet or mail method described above, see the section entitled “Can I change my vote after submitting my proxy?”

We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2020 your shares were registered directly in your name with MobileIron’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

How does the board of directors recommend I vote on the proposals?

The Board unanimously recommends that you vote:

•	Proposal 1—FOR the election of each of the three Class III nominees to our board of directors.
•	Proposal 2—FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.
•	Proposal 3—THREE YEARS for the frequency of a non-binding stockholder vote to approve the compensation of our Named Executive Officers.
•	Proposal 4—FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director, “For” approval of our Named Executive Officer Compensation, “Three Years” for the frequency a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur, and “For” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If you are a beneficial owner of our common stock and you do not provide instructions to your broker on how to vote your shares, your broker may vote your shares in its discretion only on Proposal 4; your broker may not vote your shares with respect to Proposals 1, 2 and 3. For a discussion regarding the difference between stockholders of record and beneficial owners, please refer to the section entitled “How do I vote?”

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to MobileIron’s Secretary at 490 East Middlefield Road, Mountain View, CA 94043.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For”, “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal 1), the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2) and the frequency of a non-binding stockholder vote to approve the compensation of our Named Executive Officers proposal (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore MobileIron expects broker non-votes on Proposals 1, 2 and 3. Thus, if you do not instruct your broker how to vote with respect to Proposals 1, 2 and 3, your broker may not vote with respect to these proposals.

Ratification of the selection of Deloitte & Touche LLP (Proposal 4) is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal 4, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of Deloitte & Touche LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the votes on Proposals 1, 2 and 3.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.

How many votes are needed to approve each proposal?

For the election of directors, Proposal 1, the nominee receiving the most “For” votes from the holders of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, the advisory vote on the approval of Named Executive Officer compensation, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. Proposal 2 is an advisory vote; however, the Compensation Committee of the Company and the Board will consider the voting results on this proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Proposal 3, the advisory vote to recommend whether a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur every, one, two or three years, is an advisory vote; however, the Compensation Committee of the Company and the Board will consider the frequency vote that receives the greatest number of votes cast by the holders of the Company’s common stock represented and voting at the annual meeting as the advisory vote of stockholders on the frequency of approval of the compensation of the Company’s Named Executive Officers. Broker non-votes and abstentions will have no effect and will not be counted towards the vote total for the proposal.

To be approved, Proposal 4, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. On the record date, there were 115,369,759 shares outstanding and entitled to vote. Thus, the holders of 57,684,881 shares must be present online during the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2020 to MobileIron’s Secretary at 490 East Middlefield Road, Mountain View, CA 94043 and comply with the requirements in the Company’s Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that if our 2021 annual meeting of stockholders is held before May 24, 2021 or after July 23, 2021, then the deadline is a reasonable amount of time prior to the date we begin to print and distribute our proxy statement for the 2021 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 25, 2021 and not earlier than February 23, 2021, provided, however, that if our 2021 annual meeting of stockholders is held before May 24, 2021 or after July 23, 2021, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1 ELECTION OF DIRECTORS

MobileIron, Inc.’s Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one- third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, provided, however, that whenever the holders of any class of stock are entitled to elect a director, vacancies of such class shall be filled by a majority of the directors elected by such class then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2020, Simon Biddiscombe, Kenneth Klein, and James Tolonen. The Board has recommended that Messrs. Biddiscombe, Klein and Tolonen be elected as Class III directors at the Annual Meeting.

The nominees listed below are currently directors of the Company and were recommended for reelection by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, the nominees would serve until the 2023 annual meeting and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company encourages its nominees for director to attend its annual meetings. All of the Company’s directors serving at that time, with the exception of Mr. Klein, were in attendance at our 2019 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than one person. Each nominee nominated by the Board to serve as Class III directors must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominee named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the nominee for director. In addition, following the biography of each nominee are the biographies of Class I and Class II directors containing information regarding each director continuing to serve on the Board.

Vote Required

The nominee receiving the most “For” votes from the holders of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED CLASS III NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

INFORMATION REGARDING OUR NOMINEES AND DIRECTORS

The following table sets forth information as of the latest practicable date with respect to our nominees for election as a Class III director of our Board, as well as our continuing directors.

Class III Director Nominees

Name	Age	Position
Simon Biddiscombe	52	Chief Executive Officer and Director
Kenneth Klein	60	Member of the Audit Committee, Member of the Cybersecurity Committee and Member of the Compensation Committee
James Tolonen	70	Chair of the Audit Committee and Member of the Compensation Committee

Continuing Directors

Name	Age	Class (1)	Position
Jessica Denecour	58	I	Member of the Audit Committee, Chair of the Cybersecurity Committee and Chair of the Nominating and Corporate Governance Committee
Tae Hea Nahm	60	II	Chair of the Compensation Committee and Member of the Nominating and Corporate Governance Committee
Anjali Joshi	59	II	Member of the Nominating and Corporate Governance Committee
Rishi Bajaj	40	II	-

(1)	The terms of the Class I directors will expire at the 2021 annual meeting. The terms of the Class II directors will expire at the 2022 annual meeting.

Cooperation Agreement with Altai Capital Management, L.P.

On April 14, 2020, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Altai Capital Management, L.P., Altai Capital Management, LLC, and Mr. Rishi Bajaj. The Cooperation Agreement includes provisions regarding various matters agreed between the parties thereto including, but not limited to, the appointment of a director, voting commitments, “standstills” restricting certain conduct and activities during the periods specified in the Cooperation Agreement, non-disparagement and other items that are addressed separately in the Cooperation Agreement. A description of Cooperation Agreement and a copy thereof are included in a Form 8-K filed with the SEC on April 15, 2020. Pursuant to the Cooperation Agreement, on April 14, 2020, the Board appointed Mr. Bajaj as a Class II director to serve until the Company’s 2022 Annual Meeting.

Nominees for Class III Directors

SIMON BIDDISCOMBE

Mr. Simon Biddiscombe, 52, has served as one of our directors since October 2017. Mr. Biddiscombe has served as MobileIron’s President and Chief Executive Officer since October 2017, and previously served as MobileIron’s Chief Financial Officer from May 2015 until October 2017. Prior to joining MobileIron, Mr. Biddiscombe served as interim Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015, where he was responsible for the financial operations of the company. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013, where he was responsible for the management of QLogic’s business and setting the company’s strategy. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010. From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe also served as a director of Volterra Semiconductor Corporation from December 2012 to October 2013. Mr. Biddiscombe currently serves on the board of directors at MicroVision, which he joined in December 2018. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom. The Board believes that Mr. Biddiscombe’s extensive knowledge of MobileIron’s operations through his day-to-day management and strategy implementation as well as his industry experience and financial expertise provide valuable insight to the Board as a whole.

KENNETH KLEIN

Mr. Kenneth Klein, 60, has served as one of our directors since February 2016. He is CEO and co-founder of Praisidio, Inc. a VC backed AI software company in the Enterprise Risk Management space. Prior to that, he was a Private Equity Advisor and director at Smarsh Inc., a K1 Investment Management Company, Jobvite Inc., a K1 Company, Certify Inc., a K1 Company, and Chrome River Inc., a K1 Company. Mr. Klein served as the Chairman and CEO of Tintri, Inc. from October 2013 until April 2018. Previously, he was with Wind River Systems, Inc. (“Wind River”), an embedded software company, where he served as a director from July 2003 and as Chair of the Board, President and Chief Executive Officer from January 2004 until Wind River’s $1 billion acquisition by Intel Corp. in June 2009. Mr. Klein continued as President of Wind River after it became an Intel subsidiary until October 2013. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served as a director of Mercury Interactive Corporation from July 2000 until December 2003 and held management positions there from 1992 through 1999, including President of North American Operations and Vice President of North American Sales. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California. He is a USC Distinguished Alumnus, a member of the USC Viterbi School of Engineering Board of Councilors, the founder of USC’s Klein Institute for Undergraduate Engineering Life, and a USC Trustee. Mr. Klein is a member of the Company’s Audit Committee, Cybersecurity Committee and Compensation Committee. The Board believes Mr. Klein’s leadership role and experience as chief executive officer at a number of software companies and his extensive experience with sophisticated corporate transactions adds strong industry experience and management guidance to the Board and benefits our Audit Committee.

JAMES TOLONEN

Mr. James Tolonen, 70, has served as one of our directors since February 2014. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration functions commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider focused on the videogame market, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, and as a member of its board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998. Mr. Tolonen has served on the board of directors of Imperva, Inc., an enterprise data center security company, from July 2012 to January 2019, and New Relic, Inc., an application performance management company, since May 2016. He also served on the board of directors of Blue Coat Systems, Inc. from May 2008 to February 2012, and Taleo Corporation from August 2010 to April 2012. Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant. Mr. Tolonen chairs MobileIron’s Audit Committee and is a member of the Compensation Committee. He was added to MobileIron’s Board to bolster the Board’s expertise in finance. Additionally, Mr. Tolonen’s background in accounting, his extensive experience as chief financial officer for a number of publicly held companies, including at several security and software companies, as well as his involvement on numerous audit committees, is instrumental to our Audit Committee and the Board as a whole.

Continuing Directors

In addition to the three director nominees, MobileIron has four other directors who will continue in office after the Annual Meeting with terms expiring in 2021 and 2022. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

Class I Director Continuing in Office until the 2021 Annual Meeting

JESSICA DENECOUR

Ms. Jessica Denecour, 58, has served as one of our directors since March 2017. Ms. Denecour served as Senior Vice President and Chief Information Officer of Varian Medical Systems from January 2006 until September 2017. Prior to joining Varian, Ms. Denecour worked for Agilent Technologies as Vice President of Enterprise Applications from April 2005 to December 2005, and as Vice President of Global Infrastructure from June 2000 until March 2005. Prior to Agilent, Ms. Denecour worked for 18 years at Hewlett Packard in increasing levels of responsibility, most recently as Senior Director of IT for Test and Measurement until that business was spun off into Agilent. Ms. Denecour also served on the board of directors of the San Jose Children’s Discovery Museum from 2010 to 2017, on the board of directors of Athena Alliance, a non-profit organization, from January 2016 to April 2018 and as an advisory board member at FogLogic from August 2016 to August 2018. Ms. Denecour holds a M.S. degree in Cyber Security Operations and Leadership from the University of San Diego and a B.S. degree in Business Administration and Management Information Systems from California Polytechnic State University. Ms. Denecour serves as the chair of the Company’s Cybersecurity Committee and Nominating and Corporate Governance Committee, and is a member of the Company’s Audit Committee. The Board believes Ms. Denecour’s experience in information technology and cyber security brings specific expertise to the Board and qualifies her to serve as a director.

Class II Directors Continuing in Office until the 2022 Annual Meeting

TAE HEA NAHM

Mr. Tae Hea Nahm, 60, has served as one of our directors since September 2007 and as the Chair of our Board of Directors since April 2014. Mr. Nahm has been a Managing Director of Storm Ventures, a venture capital firm he co-founded, since September 2000. Prior to Storm Ventures, Mr. Nahm was a partner at the law firms of Venture Law Group and Wilson Sonsini Goodrich & Rosati.
Mr. Nahm serves on the board of directors of several privately held companies. He also served on the board of directors of Com2uS Corporation, a South Korean mobile game development company, from August 2005 to December 2013 and Marketo, Inc., a marketing automation software company, from July 2008 to August 2016. Mr. Nahm holds an A.B. in Applied Mathematics from Harvard University and a J.D. from the University of Chicago Law School. Mr. Nahm serves as the chair of MobileIron’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee. He brings to the Board and the committees on which he serves specific expertise in corporate finance, business strategy and corporate development gained from his significant experience in the venture capital industry. As noted above, Mr. Nahm is a Managing Director of Storm Ventures, which is a stockholder of the Company. He was also a member of the board of directors of Marketo in 2016, which the Company has engaged as a vendor. Mr. Nahm previously served as a board member and stockholder in Averail Corporation, which the Company acquired in April 2014.

ANJALI JOSHI

Ms. Anjali Joshi, 59, has served as one of our directors since September 2019. Most recently, Ms. Joshi served as vice president for product management at Google, Inc., where she led product efforts focused on emerging markets, and prior to that, led product management teams for Search, Image Search, Maps, Global Infrastructure and other core products. Prior to Google, Ms. Joshi was executive vice president of engineering for Covad Communications, Inc., a company providing voice and data communications products and services to consumers and businesses, from 1998 to 2003. Before that, Ms. Joshi held positions at AT&T Bell Labs, working in the areas of voice and high-speed data from 1990 to 1998. Ms. Joshi holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Technology, Kanpur, a master’s degree in Computer Engineering from the State University of New York, and a master’s degree in Management Science and Engineering from Stanford University. In 2017, she was awarded the Distinguished Alumni Award from the Indian Institute of Technology, Kanpur. Ms. Joshi is a member of the Company’s Nominating and Corporate Governance Committee. She also currently serves as a board member of The McClatchy Company, a publisher of newspapers and provider of digital marketing services, and of Lattice Semiconductor, a provider of low power FPGA solutions; for both companies, she serves as a member of the compensation committee. The Board believes Ms. Joshi’s experience as an accomplished technology and digital executive adds strong industry experience and technical acumen to the Board.

RISHI BAJAJ

Mr. Rishi Bajaj, 40, has served as one of our directors since April 2020. Mr. Bajaj founded Altai Capital Management, L.P. (“Altai Capital”), as asset management firm and one of our largest stockholders, in 2009 and currently serves as its Managing Principal and Chief Investment Officer. Prior to founding Altai Capital, Mr. Bajaj spent over eight years in investment management and investment banking where he primarily focused on the technology sector. Mr. Bajaj also served on the board of directors of ServiceSource International, Inc., a provider of BPaaS solutions, from 2014 to 2016, where he was a member of the Compensation Committee. Mr. Bajaj graduated from The Wharton School at the University of Pennsylvania in 2001 with a Bachelor of Science degree in Economics with concentrations in Finance and Statistics. The Board believes Mr. Bajaj’s significant corporate finance and business expertise gained from his experience in the asset management industry adds a valuable perspective to the Board.

ADDITIONAL INFORMATION

Mr. Klein served as the Chairman and CEO of Tintri, Inc. from October 2013 until April 2018. After he left the company, it filed for bankruptcy protection in July 2018.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mss. Denecour and Joshi and Messrs. Bajaj, Klein, Nahm, and Tolonen. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Mr. Biddiscombe, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with MobileIron.

Board Leadership Structure

The Board of the Company has an independent Chair, Mr. Nahm, who has authority, among other things, to call and preside over the Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chair can enhance the effectiveness of the Board as a whole.

Role of the Board of Directors in Risk Oversight

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to MobileIron and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on MobileIron’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Cybersecurity Committee oversees and monitors our exposure to cybersecurity and data privacy risks and the scope and effectiveness of our cyber security infrastructure designed to minimize exposure to cyber threats and to protect the non-public information of MobileIron, our customers, our employees, our platform and services. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight.  Both the Board as a whole and the various standing committees receive periodic reports from the General Counsel, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of the Board of Directors

The Board met ten times during the 2019 fiscal year. Each Board member then serving attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, except for former board member Mr. Stretch.

Information Regarding Committees of the Board of Directors

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Cybersecurity Committee. The following table provides membership and meeting information for the 2019 fiscal year for each of the Board committees:

Name (1)	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity

Current Directors:
Mr. Simon Biddiscombe
Ms. Jessica Denecour (2)	X			X*
Ms. Anjali Joshi (3)
Mr. Kenneth Klein (4)	X			X
Mr. Tae Hea Nahm		X*	X
Mr. James Tolonen (5)	X*	X

Former Directors:
Mr. Frank Marshall (6)		X	X*
Mr. Leslie Stretch (7)		X	X

Total meetings in fiscal 2019	5	5	5	4

* Committee Chair

(1)	Mr. Bajaj is not included in this table, as he was appointed to the Board on April 14, 2020.
(2)	Ms. Denecour was appointed to the Nominating and Corporate Governance Committee on March 3, 2020 and was appointed as chair of such committee on March 20, 2020.
(3)	Ms. Joshi joined the Board on September 13, 2019 and was appointed to the Nominating and Corporate Governance Committee on March 3, 2020.
(4)	Mr. Klein was appointed to the Compensation Committee on April 14, 2020.
(5)	Mr. Tolonen was appointed to the Compensation Committee on April 24, 2019.
(6)	Mr. Marshall did not stand for reelection at our 2019 Annual Meeting, and, as such, his term as director ended effective as of June 12, 2019.
(7)
Mr. Stretch joined the Board in February 2019 and was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee on April 24, 2019. Mr. Stretch resigned from the Board effective as of February 10, 2020.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist the Board in fulfilling the Board’s oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, and systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (ii) the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing audit services, (iii) review of any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement and periodic reports and (iv) the performance of the Company’s internal audit function, if any. In order to accomplish these purposes, the Audit Committee performs several functions. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor; determines and approves engagements of the independent auditor to perform all proposed audit, review and attest services, as well as non-audit services; monitors the rotation of the partners of the independent auditor on the Company’s audit engagement team, as required under applicable law; reviews and discusses with management and the Company’s independent auditors the Company’s guidelines and policies with respect to financial risk management and financial risk assessment; confers with management and the Company’s independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting and the Company’s disclosure controls and procedures, including any significant deficiencies and significant changes in internal controls; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; considers and approves or disapproves any related party transactions; reviews with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements and annual audit, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is comprised of three directors: Messrs. Tolonen and Klein and Ms. Denecour. The Audit Committee met five times during the 2019 fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com under “Governance.”

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act and further satisfy the additional independence requirements for service on the audit committee under Nasdaq Listing Rule 5605(c)(2).

The Board has also determined that Mr. Tolonen qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Tolonen’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. In addition to the Company’s Audit Committee, Mr. Tolonen also serves on the board of directors of New Relic, Inc. The Board has determined that this simultaneous service does not impair Mr. Tolonen’s ability to effectively serve on the Company’s Audit Committee.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. James Tolonen
Mr. Kenneth Klein
Ms. Jessica Denecour

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is comprised of three directors: Messrs. Klein, Nahm and Tolonen. Messrs. Marshall and Stretch were also members of the Compensation Committee until their terms as directors ended with Mr. Marshall’s not standing for reelection at our 2019 Annual Meeting, and Mr. Stretch’s resignation in February 2020. All members of the Company’s Compensation Committee meet the criteria for independence under Nasdaq Listing Rule 5605(d)(2) and Rule 10C-1(b)(1) under the Exchange Act. In addition, the Board has also determined that each of members of the Company’s Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met five times during the 2019 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com under “Governance.”

The Compensation Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs and determines the compensation to be paid to the Company’s executive officers and directors. The Compensation Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•
reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•	evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers (other than the CEO, for whom the Compensation Committee makes a recommendation regarding his compensation and other terms of employment to the independent members of Board for approval) and, as appropriate, other senior management;

•	approving any loans by the Company to employees; and

•
reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief People Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any other advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia, Inc., or Compensia, as its compensation consultant. Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. Compensia’s services to the Company are described below under “Oversight of the Executive Compensation Process—Role of the Compensation Consultant.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, reviewing and evaluating the performance of the Board, identifying and evaluating candidates to serve as directors of the Company consistent with the criteria approved by the Board, serving as a focal point for communication between director candidates, non-committee directors and the Company’s management, selecting or recommending to the Board for selection candidates to the Board, or, to the extent required below, to serve as nominees for director for the Annual Meeting of stockholders and making other recommendations to the Board regarding affairs relating to the directors of the Company.

The Nominating and Corporate Governance Committee is comprised of three directors: Mr. Nahm and Mss. Denecour and Joshi. Mss. Denecour and Joshi were both appointed to the committee on March 3, 2020. Messrs. Marshall and Stretch were also members of the Nominating and Corporate Governance Committee until their terms as directors ended with Mr. Marshall’s not standing for reelection at our 2019 Annual Meeting, and Mr. Stretch’s resignation in February 2020. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met five times during the 2019 fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com under “Governance.”

Selection of Directors

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of MobileIron, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, gender, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. However, the Nominating and Corporate Governance Committee has the power and authority to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to MobileIron’s Secretary at 490 East Middlefield Road, Mountain View, CA 94043 not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting. The written notice must be supplemented on a timely basis as set forth in the Company’s bylaws. Also as discussed in MobileIron’s bylaws, submissions must set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the corporation’s books, (2) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent, (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing, (4) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to participate online or by proxy at the meeting to nominate the person or persons specified in the notice, (5) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees, (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (a “Derivative Transaction”) by each Proponent during the previous twelve month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

In connection with the Cooperation Agreement that the Company entered into on April 14, 2020 with Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Bajaj (as described above), and upon the recommendation of the Nominating and Corporate Governance Committee and subsequent Board approval, Mr. Bajaj was appointed to serve as a Class II director of the Company. A description of the Cooperation Agreement and a copy thereof are included in a Form 8-K filed with the SEC on April 15, 2020.

Cybersecurity Committee

The Cybersecurity Committee assists the Board in its oversight of our exposure to cybersecurity and data privacy risks, including with respect to protection of non-public information of MobileIron, our customers, our employees, our platform and services and others with whom we conduct business. The Cybersecurity Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for controlling cyber risks within the company and to protect our products and secure our customers’ data. The Cybersecurity Committee oversees data governance policies and procedures and plans, quality and effectiveness of our information technology systems and will remain informed, through oversight of and reports from management, regarding the scope and effectiveness of our cyber security infrastructure, and the development and implementation of policies, procedures, standards, and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events.

The Cybersecurity Committee is comprised of two members: Ms. Denecour and Mr. Klein. The Cybersecurity Committee met four times during the 2019 fiscal year. The Board has adopted a written Cybersecurity Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com under “Governance.”

Compensation Committee Interlocks and Insider Participation

During 2019, the members of our Compensation Committee included Messrs. Marshall, Nahm, Stretch and Tolonen. None of the Company’s executive officers serve as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving as a director of the Company or on the Company’s Compensation Committee.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board by mailing a comment, concern or question to MobileIron’s Corporate Secretary at 490 East Middlefield Road, Mountain View, CA 94043. Alternatively, stockholders may also communicate with the Board using the form provided on Company’s website at http://investors.mobileiron.com/corporate-governance/whistleblower-hotline/default.aspx. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non- management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Code of Ethics

The Company adopted the MobileIron Code of Business Conduct, as amended, that applies to all officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors, employees and independent contractors of MobileIron and its subsidiaries. The Code of Business Conduct, as amended, is available on the Company’s website at http://investors.mobileiron.com/corporate-governance/Corporate-Governance/default.aspx. If the Company makes any substantive amendments to the Code of Business Conduct, as amended, or grants any waiver from a provision of the Code of Business Conduct, as amended, to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Governance Guidelines

The Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at http://investors.mobileiron.com under “Governance.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2020 by: (i) each director and nominee for director; (ii) each of the named executive officers identified in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Lynrock Lake LP
2 International Drive, Suite 130
Rye Brook, NY 10573 (2)	12,666,666	11.0%
Entities affiliated with Storm Ventures
2440 Sand Hill Road, Suite 301
Menlo Park, CA 94025 (3)	10,766,577	9.3%
Altai Capital Management, L.P
4675 MacArthur Court, Suite 590
Newport Beach, CA 92660 (4)	7,950,075	6.9%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355 (5)	6,885,849	6.0%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055 (6)	6,854,259	5.9%
Named Executive Officers and Directors:
Simon Biddiscombe (7)	990,166	*
Scott Hill (8)	259 3,05	*
Sohail Parekh (9)	190,294	*
Brian Foster (10)	121,970	*
Gregory Randolph (11)	158,633	*
Rishi Bajaj (12)	7,950,075	6.9%
Jessica Denecour (13)	83,539	*
Anjali Joshi	-	-
Kenneth Klein (14)	113 9,95	*
Tae Hea Nahm (15)	10,961,081	9.4%
James Tolonen (16)	306,639	*
All current executive officers and directors as a group (10 persons)(17) .	20,977,064	17.3%

* Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 115,369,759 shares outstanding on April 1, 2020 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of April 1, 2020 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 1, 2020. Except as otherwise noted below, the address for persons listed in the table is c/o MobileIron, Inc., 490 East Middlefield Road Mountain View, California 94043.

(2)
As reported on a Schedule 13G/A filed on April 6, 2020. Consists of 12,666,666 shares held by Lynrock Lake Master Fund LP (“Lynrock Lake Master”). Lynrock Lake LP (the “Investment Manager”) is the investment manager of Lynrock Lake Master, and pursuant to an investment management agreement, the Investment Manager has been delegated full voting and investment power over securities of the Issuer held by Lynrock Lake Master. Cynthia Paul, the Chief Investment Officer of the Investment Manager and Sole Member of Lynrock Lake Partners LLC, the general partner of the Investment Manager, may be deemed to exercise voting and investment power over securities of the Issuer held by Lynrock Lake Master.

(3)
As reported on a Schedule 13G/A filed on February 14, 2020. Consists of (i) 9,380,766 shares held by Storm Ventures Fund III, L.P (“SV III”), (ii) 513,108 shares held by Storm Ventures Affiliates Fund, III, L.P. (“SVA III”), (iii) 290,602 shares held by Storm Ventures Principals Fund III, L.L.C. (“SVP III”) and (iv) 582,101 shares held by Storm Ventures Fund IV, L.P.(“SV IV”). Storm Venture Associates III, L.L.C. (“SVA LLC”) is the general partner of SV III and SVA III and the managing member of SVP III and, as such, may be deemed to have shared power to vote and dispose of the shares held by each such fund. Storm Venture Associates IV, L.L.C. (“SVA IV”) is the general partner of SV IV and, as such, may be deemed to have shared power to vote and dispose of the shares held by such fund. Ryan Floyd, M. Alex Mendez, Tae Hea Nahm and Sanjay Subhedar are the managing members of each of SVA LLC and SVA IV and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by each of SV III, SVA III, SVP III, and SV IV (collectively with SVA LLC and SVA IV, the “Storm Ventures Entities”).

(4)
As reported on a Schedule 13G/A filed on April 15, 2020. All 7,950,075 shares of Common Stock beneficially owned by Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj with respect to Common Stock are held for the account of Altai Capital Osprey, LLC, a Delaware limited liability company (“Osprey”) and accounts separately managed by Altai Capital Management, L.P. Each of Altai Capital Management, L.P., Altai Capital Management, LLC and Mr. Rishi Bajaj may be deemed to have voting and dispositive power over the Common Stock held for the account of each of Osprey and the separately managed accounts.

(5)
As reported on a Schedule 13G filed on February 11, 2020. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 191,371 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,422 shares as a result of its serving as investment manager of Australian investment offerings.

(6)	As reported on a Schedule 13G filed on February 7, 2020.
(7)
Consists of (i) 572,770 shares held directly by Mr. Biddiscombe, (ii) 92,813 restricted stock units expected to vest within 60 days after April 1, 2020 and (iii) 324,583 shares issuable to Mr. Biddiscombe pursuant to stock options exercisable within 60 days after April 1, 2020.

(8)
Consists of (i) 148,368 shares held directly by Mr. Hill, (ii) 42,187 restricted stock units expected to vest within 60 days after April 1, 2020 and (iii) 68,750 shares issuable to Mr. Hill pursuant to stock options exercisable within 60 days after April 1, 2020.

(9)
Consists of (i) 63,732 shares held directly by Mr. Parekh, (ii) 45,312 restricted stock units expected to vest within 60 days after April 1, 2020 and (iii) 81,250 shares issuable to Mr. Parekh pursuant to stock options exercisable within 60 days after April 1, 2020.

(10)
Consists of (i) 53,117 shares held directly by Mr. Foster, (ii) 27,187 restricted stock units expected to vest within 60 days after April 1, 2020 and (iii) 41,666 shares issuable to Mr. Foster pursuant to stock options exercisable within 60 days after April 1, 2020.

(11)
Consists of (i) 100,300 shares held directly by Mr. Randolph and (ii) 58,333 shares issuable to Mr. Randolph pursuant to stock options exercisable within 60 days after April 1, 2020. Mr. Randolph resigned from the Company effective as of March 17, 2020.

(12)
Consists of shares listed in footnote (4) above, which are held by Altai Capital Management, L.P. Mr. Bajaj, one of our directors, is President and Chief Investment Officer of Altai Capital Management, L.P., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by Altai Capital Management, L.P.

(13)	Consists of 83,539 shares held directly by Ms. Denecour.
(14)	Consists of 113,995 shares held by The Kenneth & Natalie Klein Revocable Trust U/A 9/23/04, of which Mr. Klein is a co- trustee.
(15)
Consists of shares listed in footnote (2) above, which are held by the Storm Ventures entities. Mr. Nahm, one of our directors, is a managing member of Storm Venture Associates III, L.L.C. and Storm Ventures Associates IV, L.L.C., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by the Storm Ventures Entities. Includes 127,119 shares held by Mr. Nahm and 67,385 shares issuable to Mr. Nahm pursuant to stock options exercisable within 60 days after April 1, 2020.

(16)
Consists of (i) 140,856 shares held by James R. Tolonen and Ginger Tolonen TTEE Tolonen Family Trust Uad 9/26/96, of which Mr. Tolonen is a co-trustee, and (ii) 165,783 shares issuable pursuant to stock options exercisable within 60 days after April 1, 2020.

(17)	Includes (i) 207,499 restricted stock units expected to vest within 60 days after April 1, 2020 and (ii) 749,417 shares subject to options exercisable within 60 days after April 1, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for a Form 4 regarding Mr. Biddiscombe reporting one transaction in the Company’s equity securities filed one day late due to an administrative error.

EXECUTIVE OFFICERS

Our executive officers as of April 1, 2020 are listed below. Biographical information for our President, Chief Executive Officer and Director Mr. Biddiscombe is included above with the Director biographies under the caption “Nominees for Class III Directors.”

Name:	Age:	Position:

Simon Biddiscombe	52	President, Chief Executive Officer and Director

Scott Hill	48	Chief Financial Officer

Sohail Parekh	57	Senior Vice President, Engineering

Brian Foster	50	Senior Vice President, Product Management

SCOTT HILL

Mr. Scott Hill, 48, has served as MobileIron’s Chief Financial Officer since July 2018. Prior to joining MobileIron, Mr. Hill served from December 2016 to June 2018 as Senior Vice President of Finance at Symantec Corp., a security software and services company, where he was responsible for the financial operations of the company’s consumer businesses. From July 2014 to November 2016, Mr. Hill served as Symantec’s Senior Vice President of Financial Planning and Analysis and was responsible for corporate financial planning, as well as business finance for the enterprise security business and the finance, HR, IT and legal functions. From August 2013 to July 2014, Mr. Hill was Symantec’s Vice President of Finance, Asia Pacific and Japan, where he was the senior finance leader for the company’s Asia Pacific and Japan region.  Prior to this, from August 2009 to July 2013, Mr. Hill held numerous other positions at Symantec, including positions in finance, operations and product management. Mr. Hill began his career as a product manager at the U.S. Department of Defense, following which he was an engineer at Digital Receiver Technology, a supplier of wireless receivers, and then an Executive Director at J.P. Morgan Securities, Inc., the investment banking division of JPMorgan Chase, a global financial services firm. Mr. Hill holds a Bachelor of Science in Electrical Engineering from the University of Akron, a Master of Science in Electrical Engineering from the George Washington University and a Master of Business Administration from the University of Chicago Booth School of Business.

SOHAIL PAREKH

Mr. Sohail Parekh, 57, joined MobileIron in March of 2018 as Senior Vice President, Engineering. Prior to joining MobileIron, Mr. Parekh served as Executive Vice President of Engineering at CloudPassage, a leading cloud workload protection platform from January 2016 to March 2018. Prior to CloudPassage, Mr. Parekh served as the Executive Vice President of Engineering at Infoblox from August 2007 to January 2016. Prior to Infoblox, from October 2003 to August 2007, Mr. Parekh served as a Vice President of Engineering at Vernier Networks, Inc., a network identity management and access control products company. Before Vernier, Mr. Parekh co-founded and served as Vice President of Engineering at Syndeo Corp, a communication software company. Mr. Parekh holds a Bachelor of Science in Electrical Engineering from the University of Houston.

BRIAN FOSTER

Mr. Brian Foster, 50, has served as the Company’s Senior Vice President, Product Management since January 2019. Prior to joining the Company, Mr. Foster founded Element Networks, a startup in the software defined perimeter space in January 2018. Before that, he was senior vice president of information services at Neustar, Inc., the leader in identity resolution, from June 2015 to June 2017. Prior to that, Mr. Foster served as chief technology officer at Damballa, Inc., a private company that discovered advanced threats running in enterprises and large internet service providers, from April 2013 to June 2015. From October 2008 to March 2013, Mr. Foster was senior vice president of product management at McAfee, LLC. Prior to joining McAfee, Mr. Foster was vice president of product management at Symantec, where he oversaw product innovation for the enterprise endpoint. Mr. Foster holds a Bachelor of Arts in Economics from UCLA and completed the executive program in management from UCLA’s Anderson School of Management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our named executive officers (the “NEOs”) for the fiscal year ended December 31, 2019 were as follows:

•	Simon Biddiscombe, President and Chief Executive Officer;
•	Scott Hill, Chief Financial Officer;
•	Sohail Parekh, Senior Vice President, Engineering;
•	Brian Foster, Senior Vice President, Product Management; and
•	Gregory Randolph, Senior Vice President, Worldwide Sales(1)

(1)	Mr. Randolph resigned from the Company effective as of March 17, 2020.

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why our Compensation Committee arrived at the specific compensation policies and decisions involving our NEOs during fiscal 2019.

Objectives of our Executive Compensation Program

We compensate our NEOs primarily through base salary and short and long-term incentive compensation. Our executive compensation practices are designed generally to (i) be competitive with comparable employers in our industry, (ii) closely align compensation with shareholder interests and our achievement of clear corporate performance expectations, including annual objectives and long-term goals, (iii) recognize individual initiative and achievements, and (iv) assist us in attracting and retaining qualified executives.

Our executive compensation program design includes a mix of compensation elements including base salary, short-term bonus opportunities, long-term equity incentives, and benefits, including change in control payments and benefits, to attract and retain our NEOs. In determining the amount of base salary, short-term bonus opportunity, long-term equity incentives and other benefits awarded to each named executive officer, our Compensation Committee does not apply any fixed percentage of any one element in relation to the overall compensation package. Rather, our Compensation Committee looks at the overall compensation package and the relative amount of each element on a stand-alone basis for each individual to determine whether such amounts and mix of elements further the basic principles and objectives of our overall executive compensation program.

A significant majority of the compensation opportunity for our NEOs is weighted towards equity, as opposed to cash, compensation. We structure our executive compensation program to be heavily weighted towards long-term equity incentives as we continue to transition the compensation of our NEOs to levels that are more consistent with those of our compensation peer group, which we believe also correlates with the growth of sustainable long-term value for our stockholders.

We evaluate our executive compensation philosophy and executive compensation program as circumstances require, and we review our executive compensation philosophy, program design and competitiveness at least annually. As part of this review process, our Compensation Committee applies the objectives outlined above.

Oversight of the Executive Compensation Process

Role of the Compensation Committee

Our Compensation Committee discharges many of the responsibilities of our board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our board (as described further in “Determination of Director Compensation”). Our Compensation Committee has overall responsibility for overseeing our compensation structure, policies and programs generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers. Our Compensation Committee has the authority to retain, and has retained, an independent compensation consultant to provide support to the committee in its review and oversight of our executive compensation program.

Role of the Chief Executive Officer

Our Compensation Committee is responsible for the compensation program for our executive officers and regularly reports to our board on its discussions, decisions and other actions. In discharging its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer. Our management assists our Compensation Committee by providing information on corporate and individual performance, competitive market compensation data and management’s perspective on compensation matters. Our Chief Executive Officer makes compensation recommendations to our Compensation Committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target direct compensation, consisting of base salary and short-term incentive opportunity and long-term compensation in the form of equity incentives. In making these recommendations, our Chief Executive Officer considers a variety of factors, including our business results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his duties and his achievement of individual goals, as well as the relative compensation parity among all of our executive officers. Our Compensation Committee reviews the recommendations of our Chief Executive Officer and other data, including input from the independent compensation consultant to the committee, compensation survey data and publicly-available compensation data of our peers. Our Compensation Committee then exercises its own independent judgment to determine the target total direct compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer typically attends meetings of our Compensation Committee, our Compensation Committee meets in executive session outside the presence of our Chief Executive Officer when determining his compensation and when discussing certain other matters as well.

Role of the Compensation Consultant

Our Compensation Committee engages an independent external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. During the past fiscal year, the Compensation Committee engaged Compensia, Inc., or Compensia, as its compensation consultant. Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management.

During 2019, Compensia provided the following services:

•	assisted the Compensation Committee in refreshing our executive compensation peer group;

•
provided competitive market data based on the compensation peer group for our executive officer positions, as well as broader technology company survey data and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives;

•	assessed executive compensation trends within our industry and updated the Compensation Committee on corporate governance and regulatory issues and developments; and

•	provided guidance on other compensation topics, such as new hire executive compensation guidelines.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process is comprised of two related elements: the determination of compensation levels  and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of the Company’s Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Based on the consideration of the factors specified in the rules of the SEC and the Nasdaq listing standards, our Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of our Compensation Committee and our management team has raised any conflict of interest. Our Compensation Committee reviews these factors on an annual basis. As part of our Compensation Committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and stating its belief that it remains an independent compensation consultant to our Compensation Committee.

Peer Group

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies.

In 2018, with the assistance of Compensia, our Compensation Committee reviewed our compensation peer group for fiscal 2019, which was generally developed from publicly traded companies with a primary focus on application software, systems software, and communications equipment industries, with revenues of 0.5 to 2.0 times our latest four quarters, and a range of 0.33 to 3.0 times our current market capitalization. Where appropriate, we further refined our peer group by focusing on companies based in California. Our Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition, if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Our Compensation Committee uses data drawn from our compensation peer group to evaluate the competitive market when determining the total direct compensation packages for our executive officers.

In October 2018, based on the foregoing, our Compensation Committee approved the following compensation peer group to assist with the determination of compensation for our NEOs in the 2019 fiscal year:

A10 Networks, Inc.	Aerohive Networks, Inc.	Apptio Inc.
Brightcove Inc.	Carbon Black, Inc.	Carbonite Inc.
Everbridge, Inc.	ForeScout Technologies, Inc.	Glu Mobile Inc.
Hortonworks, Inc.	Model N, Inc.	OneSpan Inc.
Rapid7, Inc.	Synchronoss Technologies Inc.	Vocera Communications, Inc.

This same peer group was utilized for the determination of compensation for our NEOs in the 2018 fiscal year, with the exceptions of Guidance Software, Inc., Jive Software, Inc., and YuMe Inc., which were removed for 2019 due to their acquisition, and Five9, Inc., Rubicon Project, Inc. and Telenav, Inc. which were removed in 2019 due to their no longer meeting our peer company selection criteria. As a result of the removal of these companies, the Compensation Committee, in consultation with Compensia, added Carbon Black, Inc., Everbridge, Inc., ForeScout Technologies, Inc. and Synchronoss Technologies Inc. to our peer group for 2019 to ensure that our peer group was large enough to provide sufficient compensation data.

Primary Components of Our Executive Compensation Program

The primary components of our executive compensation program are as follows:

•	Base salary;
•	Short-term bonus;
•	Long-term equity incentive compensation; and
•	Severance and change in control-related payments and benefits.

We also provide our executive officers with comprehensive employee benefit programs, such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, an employee stock purchase plan and other plans and programs made available to our eligible employees.

We believe these elements provide a compensation package that attracts and retains qualified individuals, links individual performance to company performance, focuses the efforts of our NEOs on the achievement of both our short-term and long-term objectives and further aligns the interests of our executive officers with those of our stockholders.

Fiscal 2019 Compensation Program Actions

Base Salaries

We provide base salary as a fixed source of compensation for each of our NEOs, allowing them a degree of certainty relative to the significant majority of their compensation that is based on equity awards, the value of which varies and, with respect to stock options, is contingent on our stock price appreciation. Our Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.

Other than with respect to our co-founders, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account a variety of factors, including his qualifications, experience, comparable market data and compensation expectations. At the beginning of each year, our Compensation Committee reviews, and adjusts as necessary, base salaries for each of our NEOs, including our co-founders. Our Compensation Committee does not apply specific formulas in setting base salary levels or determining adjustments from year to year; however, in completing its annual review and adjustment, our Compensation Committee targets paying each of our NEOs base salaries that are competitive with current market practice (as reflected by our compensation peer group) and after taking into consideration our Chief Executive Officer’s recommendations and each individual’s role and scope of responsibilities, experience, past performance and expected future performance, the base salary levels of our executive officers as well as the total direct compensation package of which the base salary forms but one part.

On January 24, 2019, upon the recommendation of the Compensation Committee, our Board approved the following changes in compensation for our named executive offices for 2019, as we continue to transition the compensation of our NEOs to levels that are more consistent with those of our compensation peer group:

	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary	Increase from Fiscal 2018
Named Executive Officer	($)	($)(1)	(%)
Simon Biddiscombe	485,000	500,000	3.1%
Scott Hill	365,000	375,000	2.7%
Sohail Parekh	385,000	395,000	2.6%
Brian Foster (1)	-	365,000	-
Gregory Randolph	375,000	385,000	2.7%
(1) Mr. Foster joined the Company on January 2, 2019.

Short-Term Bonus

We use performance-based incentives to motivate our NEOs to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Typically, near the beginning of each fiscal year, our Compensation Committee adopts the performance criteria and targets for our Bonus Plan for that fiscal year, and establishes the target annual incentive opportunity for each plan participant based on a percentage of each participant’s base salary, the performance measures and the associated target levels for each measure, and the potential payouts based on actual performance for the fiscal year. In addition, our Compensation Committee considered the factors described in “Oversight of Executive Compensation Program—Role of the Compensation Consultant” above.

Overview & Structure

The Company’s yearly executive bonus plan provides for an annual performance period with annual awards, in order to align the committee’s assessment of our NEOs’ performance to our achievement of our annual operating plan. The 2019 Executive Bonus Plan provides opportunities for incentive compensation payouts based on our actual achievement of pre-established financial objectives, including achievement of our financial forecasts, plans and objectives. In March 2019, our Compensation Committee adopted and approved the performance criteria and targets for fiscal 2019 under our 2019 Executive Bonus Plan. The target levels for the financial objectives were set at levels determined to be challenging and requiring substantial skill and effort by our NEOs.

Target Annual Incentive Compensation Opportunities

In January 2019, in connection with its review of our executive compensation program, our Compensation Committee approved the target annual incentive opportunities of our NEOs, as set forth in the table below. Our Compensation Committee has set the target annual incentive opportunities for our NEOs as percentages of their base salaries. In setting the target annual incentive opportunities, our Compensation Committee considered each individual’s position, as well as compensation for competitive positions at companies in peer group established annually by the Compensation Committee.

The amount of annual incentive compensation paid to our NEOs is funded by the Company based upon the achievement of Company- wide goals related to revenue and non-GAAP operating income, weighted equally. Once the pool has been funded, payment of 75% of the annual incentive target award is based upon the achievement of the Company-wide goals, and the payment of the remaining 25% of the target award is based upon the achievement of individual goals set by the Compensation Committee, in consultation with the Chief Executive Officer for all NEOs, other than himself. The progress of the goals is tracked by our Compensation Committee, and the determination of goal achievement (full or partial) is made by our Compensation Committee and approved by our Board.

Our Compensation Committee has determined to provide bonus payouts, if any, in fully vested RSUs, instead of cash, in order to further align the interests of our NEOs with our long-term growth.

Target Performance-Based Incentives for Fiscal 2019

	Base	Target Performance- Based Incentive Under the	Target Performance- Based Incentive as Percent of Base Salary
Named Executive Officer	Salary ($)	Bonus Plan ($)	(%)
Simon Biddiscombe	500,000	500,000	100
Scott Hill	375,000	225,000	60
Sohail Parekh	395,000	237,000	60
Brian Foster	365,000	164,250	45
Gregory Randolph (1)	385,000	385,000	100

(1)	Because Mr. Randolph’s position in sales, his target performance bonus for fiscal year 2019 was $385,000 pursuant to a previously approved sales commission bonus plan.

Annual Incentive Compensation Achievement

The Company did not achieve threshold level performance for its company-wide goals, and consequently, no annual incentive compensation was earned by our NEOs in the 2019 fiscal year, except for Mr. Randolph, who received a commission according to his previously approved sales commission bonus plan.

Long-Term Equity Incentives

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our NEOs to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted by our Compensation Committee on a regularly-scheduled basis in accordance with the 2014 Equity Incentive Plan (the “2014 Plan”). The amount and forms of such equity awards are determined by our Compensation Committee after considering the factors described in “Oversight of Executive Compensation Program—Compensation-Setting Process” above. The amounts of the equity awards are also intended to provide competitively-sized awards as compared to our compensation peer group, resulting in target total direct compensation opportunities that are competitive with the compensation opportunities offered by the companies in our compensation peer group for similar roles and positions for each of our executive officers, and after taking into consideration our focus on delivering significantly more value through long-term incentive compensation than through target total cash compensation.

For fiscal 2019, our Compensation Committee determined that the equity awards to be granted to our executive officers should be in the form of RSUs. We believe RSUs provide a strong retention incentive for our NEOs, provide a reward for growth in the value of our common stock and are less dilutive than stock options to our stockholders. All RSUs are granted under our 2014 Plan and are settled for shares of our common stock.

Effective January 24, 2019, the Compensation Committee granted Mr. Biddiscombe 500,000 RSUs, Mr. Hill 200,000 RSUs, Mr. Parekh 200,000 RSUs and Mr. Randolph 180,000 RSUs. Each RSU grant vests ratably on a quarterly basis over four years, subject to the NEO’s continued service. Mr. Foster was issued a grant of 310,000 RSUs on January 2, 2019 in connection with his employment offer to join the Company, and his grant vested 25% on November 20, 2019 and will vest ratably on a quarterly basis over three years, subject to Mr. Foster’s continued service. Mr. Foster was also issued a grant of 125,000 stock options on January 2, 2019 that vested 25% on January 2, 2020 and then vest ratably on a monthly basis over three years, subject to Mr. Foster’s continued service.

The equity awards granted to our NEOs in fiscal 2019 are set forth in the “Summary Compensation Table” and the “Grants of Plan- Based Awards Table” below.

Employee Benefit Programs

Our NEOs are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our 401(k) plan, employee stock purchase plan, and medical, dental, life and disability insurance plans, in each case on the same basis as other U.S. employees.

Perquisites and Other Personal Benefits

We provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his duties, to make our executive team more efficient and effective or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our NEOs are subject to review and approval by our Compensation Committee.

Say-on-Pay and Say-on-Frequency Advisory Stockholder Votes on Executive Compensation

Through the end of fiscal year 2019, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and were not required to hold an advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. As we are no longer an “emerging growth company,” at the 2020 Annual Meeting of Stockholders we will be conducting our first say-on-pay advisory stockholder vote as described in Proposal 2 of this proxy statement. We will also be conducting the advisory stockholder vote described in Proposal 3 of this proxy statement, commonly referred to as “say-on-frequency” vote, to poll our stockholders on how frequently they would like us to conduct future say-on-pay advisory votes. We value the opinions of our stockholders, and when making compensation decisions for our NEOs in the future, our Board and our Compensation Committee intend to consider the outcome of the say-on-pay advisory vote and the related say-on-frequency advisory vote, in addition to other stockholder feedback that may be received throughout the year.

401(k) Plan

In 2019, we maintained a tax-qualified retirement plan that provides all regular U.S. employees, including our executive officers and NEOs, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants elected to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the U.S. Internal Revenue Code of 1984, as amended (the “Code”). Pre-tax contributions were allocated to each participant’s individual account and were then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals were 100% vested at all times. In 2019, we did not make matching contributions or discretionary contributions to the 401(k) plan.

Effective January 2020, we amended our tax-qualified retirement plan to add an employer matching contribution equal to 100% of employee contributions up to 3% of eligible compensation, subject to a $2,000 annual maximum. We also added the ability for employees to make after-tax contributions, which are not eligible for the employer match.

The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Employment Agreements

We have entered into agreements with each of our NEOs in connection with their employment with us. All such employment agreements were negotiated with the oversight and approval of our Compensation Committee, and with respect to our former and current Chief Executive Officers, the Board. These agreements provide for “at will” employment and set forth the terms and conditions of employment of each NEO, including base salary, eligibility to participate in the Company’s bonus programs, if any and when applicable, standard employee benefit plan participation, initial stock option and restricted stock unit grants and vesting provisions with respect to the initial stock option and restricted stock unit grants. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement and a background check.

Each of these employment agreements provided for certain potential payments and/or acceleration of equity upon termination or termination in connection with a Change in Control of the Company that—except with regard to Mr. Biddiscombe—were subsequently superseded by the Company’s Severance Benefit Plan, as described below in the section titled “Compensation Discussion and Analysis — Post-Employment Compensation Arrangements.”

Post-Employment Compensation Arrangements

Pursuant to the Company’s Severance Benefit Plan (the “Severance Plan”), certain current and future employees, including all of our NEOs other than Mr. Biddiscombe, are eligible for severance benefits under certain circumstances. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company.

The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each eligible NEO would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the eligible NEOs may also receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.

Under the Severance Plan, if a participating individual is terminated by the Company without cause not in connection with a Change in Control (as defined in the Severance Plan) or is terminated by the Company without cause or constructively terminated either during the three months before or in the year after a Change in Control, then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months in his or her participation notice under the Severance Plan, provided that such payments cease if the individual commences employment with another employer, (b) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice (which percentage may be zero) and (c) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, until the first to occur of (i) the end of the number of months specified in his or her participation notice (ii) the individual becomes eligible for coverage under another employer’s group health plan or (iii) the end of the individual’s COBRA eligibility period.

Severance Absent a Change in Control

Our NEOs, other than Mr. Biddiscombe, are eligible to receive the following payments and benefits in connection with a termination not in connection with a Change in Control:

•	annual base salary for 6 months from the date of termination; and
•
coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 6 months after termination.

Severance in Connection with Death or Disability

The estates of our NEOs, other than the estate of Mr. Biddiscombe, are eligible to receive the following payments and benefits in connection with a termination due to death or disability:

•	pro rata portion of the NEO’s annual bonus as determined by the Board for the year of termination based on the portion of the year served by the NEO prior to termination; and
•	full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units.

Severance in Connection with a Change in Control

In the case of a Change in Control Termination (as defined in the Severance Plan), if our NEOs, other than Mr. Biddiscombe, are terminated without cause or constructively terminated, either during the three months before or in the year after a Change in Control, then they each will be entitled to receive the following payments and benefits:

•	annual base salary for 12 months from the termination;
•	full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units; and
•
coverage under our group health insurance plans or payment of the full amount of health insurance premiums as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 12 months after termination.

Severance Arrangements for Mr. Biddiscombe

Pursuant to that certain Executive Employment Agreement, dated November 1, 2017 between the Company and our President and Chief Executive Officer, Simon Biddiscombe (the “Employment Agreement”), Mr. Biddiscombe is not entitled to participate in the Company’s Severance Plan. Instead, severance arrangements for Mr. Biddiscombe are set forth in the Employment Agreement.

If Mr. Biddiscombe is terminated for any reason, he shall receive pursuant to the Employment Agreement (a) earned but unpaid Base Salary, which is currently $500,000 per annum, (b) any Annual Bonus that was earned for a prior fiscal year but is unpaid at the time of his termination, (c) payment for unreimbursed business expenses, pursuant to and consistent with the Company’s policies for such reimbursements and (d) any vested, accrued or earned benefits under any employee plan or equity, or equity-based, award in accordance with the terms of such employee plan, award and applicable law ((a) though (d), collectively, the “Accrued Benefits”).

To receive any of the severance benefits under the Employment Agreement (other than his Accrued Benefits), Mr. Biddiscombe is required to execute a release of claims in favor of the Company within 45 days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

Capitalized terms used in this description of the Employment Agreement and not otherwise defined shall have the meaning set forth in the Employment Agreement.

Severance Absent a Change in Control

If Mr. Biddiscombe is involuntarily terminated as an employee without Cause or he resigns for Good Reason, unrelated to a Change in Control, he will be entitled to receive, in addition to the Accrued Benefits, (x) cash severance in an amount equal to (i) his then-current annual Base Salary, paid pursuant to the Company’s regular payroll schedule during the 12 months immediately following his termination, less standard payroll deductions and withholdings, and (ii) a pro rata portion of his Annual Bonus, which portion shall be a minimum of 50% of his then-current Base Salary and shall be paid when Annual Bonuses are paid to employees generally, and (y) payment of (i) health insurance premiums pursuant to the Company’s group health insurance plans as provided pursuant to COBRA until the earlier of (A) 12 months after termination, or (B) such time as he is eligible for health insurance coverage with a subsequent employer, or (ii) alternatively and in the Company’s sole discretion, a fully taxable cash amount equal to 150% of Mr. Biddiscombe’s applicable COBRA premiums for the applicable COBRA period.

Severance in Connection with Death or Disability

In the event that Mr. Biddiscombe’s employment with the Company terminates as a result of his death or disability, Mr. Biddiscombe or his estate will be entitled to receive, in addition to the Accrued Benefits, (a) a pro rata portion of his Annual Bonus with respect to the year of his death or disability, and (b) the full acceleration of all unvested equity awards then held by Mr. Biddiscombe as set forth in his employment agreement.

Severance in connection with a Change in Control

In the event that Mr. Biddiscombe is involuntarily terminated without Cause or resigns for Good Reason, during the time period commencing three (3) months before the effective date of a Change in Control and ending on the date that is twelve (12) months after the effective date of a Change in Control, he will be entitled to receive the benefits payable on a termination without Cause or resignation for Good Reason described above except that (a) in lieu of a pro rata portion of his Annual Bonus, he will receive 100% of his targeted Annual Bonus, (b) the applicable maximum period for payment of COBRA related coverage under clause (y)(i)(A) will be 18 months after his termination and (c) all unvested equity awards held by Mr. Biddiscombe will become immediately vested and issuable and exercisable, as applicable.

The payments and benefits provided under the Severance Plan and Employment Agreement in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient. We have not provided any named executive officer with any tax reimbursement or gross-up, either in connection with these change in control arrangements, or otherwise.

Other Compensation Policies

Clawback and Recovery Policy

Our 2014 Plan provides that awards under such plan will be subject to our compensation recovery (“clawback”) policy, if and when adopted. Currently, we have not implemented a compensation recovery policy. We intend to adopt a general compensation recovery policy covering our short- and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Policy Prohibiting Hedging and Pledging of Company Securities

Our insider trading policies prohibit the members of our board and all employees, including our executive officers, from engaging in derivative securities transactions, including hedging, with respect to our securities and from pledging our securities as collateral for a loan or holding company securities in a margin account. Our insider trading policies require that our executive officers may trade in our securities only pursuant to trading plans that comply with Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 trading plans”).
Certain other employees and our directors are subject to certain pre-clearance procedures in order to trade in our securities or may trade pursuant to Rule 10b5-1 trading plans.

Compensation Committee Report (1)

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Mr. Tae Hea Nahm
Mr. Kenneth Klein
Mr. James Tolonen

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Name and Principal Position	Year (1)	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Simon Biddiscombe,	2019	498,750	2,505,000	—	—	83,861	3,087,611
President and Chief	2018	485,000	495,901	—	—	95,492	1,076,393
Executive Officer	2017	428,333	2,977,318	157,390	—	116,235	3,679,276
Scott Hill,	2019	374,167	1,007,144	—	—	22,698	1,404,009
Chief Financial Officer	2018	174,311	1,634,436	359,445	—	11,665	2,179,857
Sohail Parekh,	2019	394,167	1,002,000	—	—	23,874	1,420,041
Senior Vice President, Engineering	2018	306,273	1,969,147	376,020	—	22,266	2,673,706
Brian Foster,	2019	363,830	1,401,200	285,463	—	57,975	2,108,468
Senior Vice President, Product Management
Gregory Randolph	2019	384,167	901,800	—	350,998	17,937	1,654,902
Senior Vice President,	2018	375,000	—	—	373,881	18,364	767,245
Worldwide Sales	2017	65,385	1,058,750	157,390	79,131	2,506	1,363,162

(1)
Mr. Parekh joined the Company in March 2018, Mr. Hill joined in July 2018 and Mr. Foster joined in January 2019. As previously disclosed by the Company, Mr. Randolph resigned from the Company effective as of March 17, 2020.

(2)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock or option award in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

The amounts shown for 2019 include the fair value of RSUs granted January 24, 2019 pursuant to the 2014 Plan as follows: to Mr. Biddiscombe, 500,000 shares; to Mr. Hill, 200,000 shares; to Mr. Parekh, 200,000 shares; and to Mr. Randolph, 180,000 shares. Mr. Foster’s amount includes the fair value of 310,000 RSUs granted on January 2, 2019. In 2019, Mr. Foster was also awarded options to purchase 125,000 shares of common stock as a one-time inducement grant. Such stock option awards vest over four years with a one-year cliff and have an exercise price based on the fair value, which has been deemed to be the closing price on the day of grant, which was Mr. Foster’s hire date of January 2, 2019. For Mr. Hill, the amount shown for 2019 also includes the fair value of 4,000 shares awarded pursuant to the 2014 Employee Stock Purchase Plan.

The amounts shown for 2018 include the fair value of 325,000 RSUs granted on August 20, 2018 to Mr. Hill and 375,000 RSUs granted on March 15, 2018 to Mr. Parekh pursuant to the 2014 Plan. The amounts shown for 2018 also include annual performance bonuses for Messrs. Biddiscombe, Hill and Parekh of $495,901, $106,936 and $187,897, respectively, that were earned pursuant to our 2018 Executive Bonus Plan in proportion to the Company’s achievement of certain performance goals and were required to be settled in stock. Amounts earned were 105% of on-target earnings in 2018. On July 9, 2018, Mr. Hill was awarded options to purchase 150,000 shares of common stock as a one-time inducement grant. On March 15, 2018, Mr. Parekh was awarded options to purchase 150,000 shares of common stock as a one-time inducement grant. Such stock option awards vest over four years with a one-year cliff and have an exercise price based on the fair value, which has been deemed to be the closing price on the day of grant.

The amounts shown for 2017 include the fair value of RSUs granted pursuant to the 2014 Plan as follows: to Mr. Biddiscombe, 250,000 RSUs on January 31, 2017 and 425,000 RSUs on October 31, 2017; and to Mr. Randolph, 275,000 RSUs on October 31, 2017. The amount shown for Mr. Biddiscombe for 2017 includes an annual performance bonus of $253,568 that was earned pursuant to our 2017 Executive Bonus Plan in proportion to the Company’s achievement of certain performance goals and is reported as Stock Compensation because it was settled in stock. The amount earned was 93% of on-target earnings in 2017. In 2017, Messrs. Biddiscombe and Randolph were each awarded options to purchase 100,000 shares of common stock as a one-time inducement grant on October 31, 2017. Such stock option awards vest over four years with a one-year cliff and have an exercise price based on the fair value, which has been deemed to be the closing price on the day of grant.

(3)	Amounts reflect the short-term cash bonuses approved by the Compensation Committee under previously approved sales commission bonus plans.

(4)
Amounts noted for 2019 include (i) the contributions we made on behalf of Messrs. Biddiscombe, Hill, Parekh, Foster and Randolph in the amounts of $21,259, $22,068, $22,068, $21,284 and $14,104, respectively, for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Biddiscombe, Hill, Parekh, Foster and Randolph in the amounts of$966, $630, $1,806, $966, and $966, respectively; (iii) for Mr. Biddiscombe, travel reimbursements associated with his commute from his home in Southern California in the amounts of (a) $23,790 for commuting and (b) $26,137 to cover taxes associated with the commuting; (iv) for Mr. Biddiscombe, $11,709 was reimbursed for family airfare to a company event; (v) for Mr. Foster, travel reimbursements associated with his commute from his home in Southern California in the amounts of (a) $17,023 for commuting and (b) $18,702 to cover taxes associated with the commuting; and (vi) for Mr. Randolph, $2,867 was reimbursed for family airfare to a company event.

Amounts noted for 2018 include (i) the contributions we made on behalf of Messrs. Biddiscombe, Hill, Parekh and Randolph in the amounts of $24,089, $11,349, $20,836 and $15,787, respectively, for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Biddiscombe, Hill, Parekh and Randolph in the amounts of in the amounts of $966, $315, $1,430 and $630, respectively; (iii) for Mr. Biddiscombe, travel and hotel reimbursements associated with his commute from his home in Southern California in the amounts of (a) $13,757 for airfare, (b) $1,648 for car rentals and parking, (c) $16,735 for hotel, and (d) $35,310 to cover taxes associated with the commuting; and (iv) for Messrs. Biddiscombe and Randolph, $2,987 and $1,947 were reimbursed, respectively, for family airfare to a company event.

Amounts noted for 2017 include (i) contributions we made on behalf of Messrs. Biddiscombe and Randolph in the amounts of $22,142 and $2,401, respectively, for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Messrs. Biddiscombe and Randolph in the amounts of $966 and $105, respectively; (iii) for Mr. Biddiscombe, travel and hotel reimbursements associated with his commute from his home in Southern California in the amounts of (a) $17,318 for airfare, (b) $3,414 for car rentals and parking, (c) $18,528 for hotel, (d) $41,159 to cover taxes associated with the commuting, travel and hotel and (e) $12,708 for family airfare to a company event.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name	Exercisable (#)	Unexercisable (#)	($)	Date	(#)	($)
Simon Biddiscombe	210,000(1)	0	6.20	5/10/2025	—	—
	50,000(2)	0	4.06	8/27/2025	—	—
	54,166(3)	45,834	3.85	10/30/2027
	—	—	—	—	9,375(4)	45,563
	—	—	—	—	78,125(5)	379,688
	—	—	—	—	212,500(6)	1,032,750
	—	—	—	—	406,250(7)	1,974,375
Scott Hill	53,125(8)	96,875	4.70	7/8/2028	—	—
	—	—	—	—	223,438(9)	1,085,909
	—	—	—	—	162,500(10)	789,750
Sohail Parekh	65,625(11)	84,375	4.75	3/14/2028	—	—
	—	—	—	—	210,938(12)	1,025,159
	—	—	—	—	162,500(13)	789,750
Brian Foster	0(14)	125,000	4.52	1/1/2029	—
	—	—	—	—	232,500(15)	1,129,950
Gregory Randolph	54,166(16)	45,834	3.85	10/30/2027	—	—
	—	—	—	—	137,500(17)	668,250
	—	—	—	—	146,250(18)	710,775

(1)
The stock option vests ratably over four years at a rate of 1/48th of the total number of underlying shares at the end of each one-month period following May 11, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(2)
The stock option vests ratably over four years at a rate of 1/48th of the total number of underlying shares at the end of each one-month period following August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(3)
The stock option vests ratably over four years at a rate of 1/48th of the total number of underlying shares at the end of each one-month period following October 31, 2017, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(4)
The RSUs vest ratably over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on May 20, 2016, until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Date.

(5)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on May 20, 2017, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(6)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on February 20, 2018, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(7)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning May 20, 2019, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(8)
25% of the stock option vests and becomes exercisable on the first anniversary of the date of grant, or July 9, 2019, and 1/48th of the total number of underlying shares will vest and become exercisable each one-month period thereafter, subject to Mr. Hill’s continued service with the Company.

(9)
The RSUs vest as to 25% of the total number of RSUs on August 20, 2019 (the “Initial Quarterly Vesting Date”), subject to Mr. Hill’s continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(10)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on May 20, 2019, subject to Mr. Hill’s continued employment on each vesting date.

(11)
25% of the stock option vests and becomes exercisable on the first anniversary of the date of grant, or March 15, 2019, and 1/48th of the total number of underlying shares will vest and become exercisable each one-month period thereafter, subject to Mr. Parekh’s continued service with the Company.

(12)
The RSUs vest as to 25% of the total number of RSUs on February 20, 2019 (the “Initial Quarterly Vesting Date”), subject to Mr. Parekh’s continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(13)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on May 20, 2019, subject to Mr. Parekh’s continued employment on each vesting date.

(14)
25% of the stock option vests and becomes exercisable on the first anniversary of the date of grant, or January 2, 2020, and 1/48th of the total number of underlying shares will vest and become exercisable each one-month period thereafter, subject to Mr. Foster’s continued service with the Company.

(15)
The RSUs vest as to 25% of the total number of RSUs on November 20, 2019 (the “Initial Quarterly Vesting Date”), subject to Mr. Foster’s continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(16)
25% of the stock option vests and becomes exercisable on the first anniversary of the date of grant, or October 30, 2018, and 1/48th of the total number of underlying shares will vest and become exercisable each one-month period thereafter, subject to Mr. Randolph’s continued service with the Company.

(17)
The RSUs vest as to 25% of the total number of RSUs on November 20, 2018 (the “Initial Quarterly Vesting Date”), subject to Mr. Randolph’s continued employment on the Initial Quarterly Vesting Date. Thereafter, the remaining RSUs will vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date, as defined below, until the RSUs are vested in full, subject to continued employment on each such Quarterly Vesting Date. The Quarterly Vesting Dates are February 20, May 20, August 20 and November 20 of each year.

(18)
The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning on May 20, 2019, subject to Mr. Randolph’s continued employment on each vesting date.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to all plan-based awards granted to our NEOs during fiscal year 2019.

Name	Award Type	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards ($)(1)
Simon Biddiscombe	RSUs	01/24/2019	500,000	2,505,000
Scott Hill	RSUs	01/24/2019	200,000	1,002,000
Sohail Parekh	RSUs	01/24/2019	200,000	1,002,000
Brian Foster	RSUs	01/2/2019	310,000	1,401,200
	Stock Options	01/2/2019	125,000	285,463
Gregory Randolph	RSUs	01/24/2019	180,000	901,800

(1) Represents the aggregate FASB ASC 718 value of awards made in 2019.

Option Exercises and Stock Vested Table

The following table sets forth information regarding the vesting of stock awards for each of our NEOs during the fiscal year ended December 31, 2019. There were no exercises of stock options during the fiscal year ended December 31, 2019.

Stock Awards

	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
Simon Biddiscombe	435,796(2)	2,367,341(2)
Scott Hill	161,202(2)	983,197(2)
Sohail Parekh	240,464(2)	1,264,549(2)
Brian Foster	77,500	372,775
Gregory Randolph	102,500	573,277

(1)
Amounts in this column represent the number of RSUs that vested during 2019 for the applicable Named Executive Officer, multiplied by the market price of the underlying shares of our common stock on the vesting date.

(2)
Each RSU represents a contingent right to receive one share of our common stock. On February 27, 2019, RSUs granted to Messrs. Biddiscombe, Hill and Parekh under our 2014 Plan as part of the annual performance bonuses awarded for fiscal year 2018 vested in full in accordance with the terms of their award agreements. The 2018 annual performance bonus RSU value realized is calculated by multiplying the closing market price of our common stock on the vesting date, $4.94, by the total number of shares that vested.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Under the terms of our Severance Benefit Plan, the Employment Agreement entered into between the Company and Mr. Biddiscombe on November 1, 2017 and the Company’s incentive plans, payments may be made to our NEOs upon their termination of employment or a change in control of the Company. See “Compensation Discussion and Analysis — Post-Employment Compensation Arrangements” for an explanation of the specific circumstances that would trigger payments under each plan. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC.

The following table presents information concerning estimated payments and benefits, subject to the review and approval of our Compensation Committee, that would be provided in the circumstances described above for each of our NEOs serving as of the end of fiscal 2019. The payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of fiscal year 2019, December 31, 2019, and a per share value of our common stock of $4.86, which is the closing market price per share of our common stock on such date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimated potential payments and benefits.

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or with Good Reason in Connection with a Change in Control ($)
Simon Biddiscombe	Cash Severance	500,000	—	500,000
	Annual Bonus	500,000	500,000	500,000
	Health Benefits	26,708	—	40,062
	Equity Acceleration (1)	—	3,478,667	3,478,667
	Accrued Benefits	0	0	0
	TOTAL	1,026,708	3,978,667	4,518,729

Scott Hill	Cash Severance	187,500	—	375,000
	Annual Bonus	—	225,000	—
	Health Benefits	14,218	—	28,437
	Equity Acceleration (1)	—	1,891,159	1,891,159
	TOTAL	201,718	2,116,159	2,294,596

Sohail Parekh	Cash Severance	197,500	—	395,000
	Health Benefits	—	237,000	—
	Annual Bonus	14,218	—	28,437
	Equity Acceleration (1)	—	1,824,190	1,824,190
	TOTAL	211,718	2,061,190	2,247,627

Brian Foster	Cash Severance	182,500	—	365,000
	Annual Bonus	—	164,250	—
	Health Benefits	15,429	—	30,859
	Equity Acceleration (1)	—	1,172,450	1,172,450
	TOTAL	197,929	1,336,700	1,568,309

Gregory Randolph	Cash Severance	192,500	—	385,000
	Annual Bonus	—	—	—
	Health Benefits	8,982	0	17,965
	Equity Acceleration (1)	—	1,425,317	1,425,317
	TOTAL	201,482	1,425,317	1,828,282

(1) The value of stock option and RSU award vesting acceleration is based on the closing price of $4.86 per share of our common stock as of December 31, 2019, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

Non-Qualified Deferred Compensation

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

Director Compensation

The following table shows for the year ended December 31, 2019 certain information with respect to the compensation of all non- employee directors of the Company.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name(1)	($)	($)(5)(6)	($)(7)
Anjali Joshi (2)	10,500	147,227	157,727
Tae Hea Nahm	53,000	172,558	225,558
Leslie Stretch (3)	37,817	223,331	261,148
Frank Marshall (4)	22,950	-	22,950
James Tolonen	59,117	172,558	231,675
Kenneth Klein	51,000	172,558	223,558
Jessica Denecour	55,000	172,558	227,558

(1)
Mr. Biddiscombe serves as a member of the Board, however, he does not receive any additional compensation for the services he provides as a director. For information on Mr. Biddiscombe’s compensation, please refer to “Executive Compensation” in this Proxy Statement.

(2)	Ms. Joshi joined the Board effective as of September 13, 2019.
(3)	Mr. Stretch join the Board effective as of February 25, 2019 and subsequently resigned from the Board effective as of February 10, 2020.
(4)	Mr. Marshall did not stand for reelection at our 2019 Annual Meeting, and, as such, his term as director ended effective as of June 12, 2019.
(5)
The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(6)	As of December 31, 2019, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	RSUs	Stock Options
Anjali Joshi	19,578	-
Tae Hea Nahm	31,662	67,385
Leslie Stretch	31,662	-
James Tolonen	31,662	165,783
Kenneth Klein	31,662	-
Jessica Denecour	31,662	-

(7)	The dollar values in this column for each director represent the sum of all compensation referenced in the preceding columns.

Determination of Director Compensation

Pursuant to the Amended and Restated Non-Employee Director Compensation Policy, adopted in April 2016 (“Director Policy”), future directors will be granted a restricted stock unit award having a grant date fair value equal to $175,000 divided by 365 and then multiplied by the number of days from the date of such non-employee director’s initial election to our next annual stockholder meeting date following such initial election (provided that if no Annual Meeting date has been established, then to the next June 25th following such initial election). We refer to this as the Initial RSU Grant. The number of shares underlying the Initial RSU Grant shall be determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the date immediately preceding the date of grant. All shares underlying this Initial RSU Grant will vest fully on the annual meeting date following such initial election, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Initial RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Initial RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a Change in Control, any unvested portion of the shares underlying such Initial RSU Grant will fully vest and become exercisable immediately prior to the effective time of such Change in Control, subject to continued service on the effective date of such transaction. On September 13, 2019, the Compensation Committee approved an initial grant of RSUs to Ms. Joshi consistent with the terms and conditions as described above.

Pursuant to the Director Policy, on the date of each Annual Meeting of stockholders, the Annual RSU Grant for each current non- employee director will be equal to the fair value of $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the trading date immediately before the date of grant. All shares underlying this Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to continued service through the vesting date. In the event that the non-employee director resigns from the board, other than in connection with a removal for cause, then such Annual RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Annual RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a Change in Control, any unvested portion of the shares underlying such Annual RSU Grant will fully vest and become exercisable immediately prior to the effective time of such Change in Control, subject to continued service on the effective date of such transaction.

Cash Compensation

Pursuant to the Director Policy, each non-employee director will receive an annual fee of $35,000 in cash for serving on our Board. In addition, the Chair and other members of the four standing committees of our Board will be entitled to the following additional annual cash fees:

Board Committee	Chair Fee	Other Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	$10,000	$6,000
Nominating and Corporate Governance Committee	$10,000	$6,000
Cybersecurity Committee	$10,000	$6,000
All fees in cash will be payable in equal quarterly installments, payable in arrears.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights($)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2008 Stock Plan	1,603,516(3)	4.92	-
Amended and Restated 2014
Equity Incentive Plan	13,200,151(4)	5.72	1,019,907(5)
Amended and Restated 2014
Employee Stock Purchase Plan	-	-	378,525(6)
Equity compensation plans not approved by security holders:
Amended and Restated 2015
Inducement Plan(7)	734,376	4.73	281,974

(1)	The equity compensation plans are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(2)	The weighted-average exercise price of outstanding stock options was $5.17. Restricted stock units are granted at no cost to employees and Directors.
(3)	As of December 31, 2019, there were 1,603,516 shares of common stock subject to outstanding stock options under the 2008 Equity Incentive Plan.
(4)
As of December 31, 2019, there were 995,461 shares of common stock subject to outstanding stock options and 12,204,690 restricted stock units under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”).

(5)
The reserve for shares available under the 2014 Plan will automatically increase on January 1st each year by an amount equal to 5 percent of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. Shares subject to stock awards granted under our 2014 Plan that expire or cancel without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2014 Plan. Additionally, shares issued pursuant to stock awards under our 2014 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2014 Plan.

(6)
The reserve for shares available under the Amended and Restated 2014 Employee Stock Purchase Plan (the “2014 ESPP”) will automatically increase on January 1st each year by 1 percent, respectively, of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. As of December 31, 2019, an aggregate of 378,525 shares remained available for future issuance under the 2014 ESPP.

(7)
Includes securities issued under the Amended and Restated 2015 Inducement Plan (the “Inducement Plan”) adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. As of December 31, 2019, there were 300,000 shares of common stock subject to outstanding stock options and 434,376 restricted stock units under the Inducement Plan.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We have previously filed our proxy statements under the reduced reporting rules applicable to emerging growth companies. As of the close of our fiscal year ended December 31, 2019, we ceased to be an emerging growth company and, therefore, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd- Frank Act”) (commonly referred to as a “say-on-pay” vote). Although the vote is nonbinding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters and we expect to hold this vote on a triennial basis for the foreseeable future. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described under the heading “Compensation Discussion and Analysis” in this proxy statement, the primary objective of our executive compensation program is to retain and motivate our core team of highly qualified executives, including our named executive officers, and align their compensation with our business objectives and with the interests of our stockholders.

The Board encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in our fiscal year ended December 31, 2019. The Board believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to the Company’s success.

Accordingly, the Board recommends that our stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.”

Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and the Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

Vote Required

Approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting, requires the affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY

We are also asking our stockholders to indicate their preference regarding how frequently we should solicit a non-binding stockholder advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one (1) year, every two (2) years or every three (3) years. Alternatively, stockholders may abstain from casting a vote. We are presenting this Proposal 3 pursuant to the Dodd-Frank Act.

The Board believes that a triennial vote is most appropriate because a three-year period would provide stockholders the appropriate time frame to evaluate the effectiveness of our pay philosophy and compensation design. Additionally, a longer period of time between votes would provide the opportunity for more meaningful dialogue between stockholders and the Board regarding our executive compensation practices. Our Board and our Compensation Committee value the opinions of our stockholders in this matter. However, because this is an advisory vote and therefore not binding on our Board or our Company, the Board may in the future decide to conduct advisory votes on the compensation of our named executive officers on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation program. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal. While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our named executive officer compensation should be held every year, two years or three years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “THREE YEARS” FOR PROPOSAL 3

PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2010. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of shares present online at the meeting, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended (In thousands)
	2019	2018
Audit Fees(1)	$1,937	$1,319
Audit-related Fees(2)	25	153
Tax Fees(3)	231	138
All Other Fees(4)	2	2
Total Fees	$2,195	$1,612

(1)
“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to Sarbanes-Oxley compliance, the application of GAAP to proposed transactions, and new accounting pronouncements.

(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)	“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

Vote Required

To be approved, this Proposal 4 must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transaction & SEC Compliance Policy

The Company has a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions” by the Audit Committee of the Board. For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director or consultant is not considered a Related-Person Transaction by this policy. A related person is any executive officer, director, director nominee or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our related party transaction policies.

Certain Related-Person Transactions Commercial Transactions

We have entered into ordinary course commercial dealings with certain companies that we consider arms-length on terms that are consistent with similar transactions with our other similarly situated customers and vendors. Since January 1, 2019, there were no other commercial transactions other than as described below. Our Audit Committee has determined that none of our directors had or currently has any direct or indirect material interest in any of the transactions described below.

Other than compensation arrangements with our directors and NEOs described in this Proxy Statement, since January 1, 2019 there are no other transactions to which the Company’s directors or NEOs were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

The Company provides indemnification for certain officers and directors so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its executive officers and directors to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Change in Control Arrangements

We have entered into severance arrangements with each of our current executive officers. For more information regarding these agreements, see the section titled “Compensation Discussion and Analysis — Post-Employment Compensation Arrangements.”

Other Transactions

During the 2019 fiscal year, we engaged in transactions with Medallia, Inc., a developer of enterprise software. Our former director Mr. Leslie Stretch, who resigned from the Company effective as of February 10, 2020, is President and Chief Executive Officer of Medallia. During 2019, Medallia purchased professional services from the Company, as well as two subscriptions to the Company’s offerings, for which Medallia was billed $339,480, and for which the Company recorded revenues of $23,581 in the 2019 fiscal year. Of the amounts billed in 2019, $18,000 was paid in 2019 and the remainder was paid in 2020.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MobileIron, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or MobileIron, Inc. Direct your written request to Investor Relations, MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043 or contact Kimberly Canigiula at (650) 282-7558. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043.

MOBILEIRON, INC. 490 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MOBL2020 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14448-P38752 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MOBILEIRON, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect the Company's Board of Director (the "Board") nominees, Simon Biddiscombe, Kenneth Klein and James Tolonen to the Board to hold office until the 2023 Annual Meeting of Stockholders. Nominees: 1a. Simon Biddiscombe 1b. Kenneth Klein 1c. James Tolonen For Withhold 2. To hold a non-binding, advisory vote to approve the compensation of the Company's Named Executive Officers. For Against Abstain The Board of Directors recommends you vote THREE YEARS on the following proposal: 3. To hold a non-binding, advisory vote to recommend whether a non-binding stockholder vote to approve the compensation of the Company's Named Executive Officers should occur every one, two or three years. 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020. For Against Abstain NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the 2020 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com D14449-P38752 MOBILEIRON, INC. Annual Meeting of Stockholders June 23, 2020 1:00 PM (PDT) This proxy is solicited by the Board of Directors The stockholders hereby appoint Simon Biddiscombe and Drew Hallin, or either of them, as proxies with the power to appoint their substitutes, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MOBILEIRON, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held online at 1:00 PM, PDT on June 23, 2020, at www.virtualshareholdermeeting.com/MOBL2020 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote FOR the nominees listed in Proposal No. 1, FOR Proposal No. 2 and Proposal No. 4 and 3 YEARS on Proposal No. 3. Continued and to be signed on reverse side